Exhibit 23





                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12394, 33-2194, 33-43596 and 33-52247) of Tultex
Corporation of our report dated April 16, 1999 appearing on page 17 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.




PRICEWATERHOUSECOOPERS LLP


Greensboro, North Carolina
April 16, 1999